STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, made and entered into as of October 18, 2005 by and between PATRICIA GUNTER (hereinafter together referred to as the "Buyer") and G. TYLER RUNNELS (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, the Seller is the holder of shares of the outstanding common stock of General Devices, Inc., a Delaware corporation (the "Company); and

     WHEREAS, the Seller desires to sell 100,000 of such shares (referred to hereinafter as the "Shares") to Buyer and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                       I.
                           PURCHASE AND SALE OF SHARES

     SECTION 1.01 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, effective immediately upon the execution hereof, Seller shall sell to the Buyer, and the Buyer shall purchase from Seller the Shares. Seller shall transfer all of its right, title, and interest in and to the Shares being conveyed by it to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     SECTION 1.02 Purchase Price. The purchase price of the Shares (hereinafter referred to as the "Purchase Price") shall be the cash sum of $0.217193 per Share and the agreement and promises set forth herein.

     SECTION 1.03 Deliveries. Upon execution of this Agreement, Seller shall deliver to Buyer certificates representing the Shares, duly endorsed for transfer, and Buyer shall deliver to Seller the Purchase Price.

                                      II.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     SECTION 2.01 Brokers. Seller has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against Buyer or the Company in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

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     SECTION  2.02  Ownership  of Shares.  Seller is the  record and  beneficial owners of all of the Shares and has good and valid title to such Shares free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against such Shares. Such Shares are not subject to any option, right, proxy, voting agreement, voting trust, or any other agreement, understanding, or arrangement affecting the Shares.

     SECTION 2.03 Authorization, etc. Seller has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Seller.

     SECTION 2.04 No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority or other party on the part of Seller is required for such Seller to execute and deliver this Agreement and perform its obligations hereunder.

                                      III.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to, and agrees with, the Seller as follows:

     SECTION 3.01 Brokers. Buyer has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.02 Authorization, etc. Buyer has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

     SECTION 3.03 No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

     SECTION 3.04 Disclosure of Information. Buyer acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Buyer to make an informed decision regarding an investment in the Shares. Buyer represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operation, and financial condition.

     SECTION 3.05 Investment Intent. Buyer is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof in violation of any U.S. federal or state securities laws.

     SECTION 3.06 Restricted Securities. Buyer understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities"  under  federal  securities  laws,  and  that  under  such  laws and

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applicable  regulations  the  Shares  cannot be sold or  otherwise  disposed  of without registration under the Securities Act or an exemption therefrom.

     SECTION 3.07 Legend. It is agreed and understood by Buyer that the Certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                      IV.
                                  MISCELLANEOUS

     SECTION 4.01 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto for a period until 90 days following the receipt by the Company of its next audited financial statements.

     SECTION 4.02 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 4.03 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

     SECTION 4.04 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 4.05 Time. Time is of the essence of this Agreement.

                            [Signature Page Follows]







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

     IN WITNESS WHEREOF, each of the Seller and the Buyer has executed this Agreement or caused this Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.

                                           SELLER:


                                           /s/ G. Tyler Runnels
                                           -------------------------------------
                                           G. TYLER RUNNELS



                                           BUYER:

                                           /s/ Patricia Gunter
                                           -------------------------------------
                                           PATRICIA GUNTER

























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